REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Herzfeld Caribbean Basin Fund, Inc.

In planning and performing our audit of the financial statements of The Herzfeld Caribbean Basin Fund, Inc. as of and for the year ended June 30, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of The Herzfeld Caribbean Basin Fund, Inc.'s internal control over financial reporting. Accordingly, we express no such opinion.

The management of The Herzfeld Caribbean Basin Fund, Inc. is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow for management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
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Our consideration of The Herzfeld Caribbean Basin Fund, Inc.'s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the PCAOB. However, we noted no deficiencies involving internal control over financial reporting in its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2006.

This report recognizes that it is not practicable in an organization the size of The Herzfeld Caribbean Basin Fund, Inc. to achieve all the divisions of duties and cross-checks generally included in a system of internal control, and that, alternatively, greater reliance must be placed on surveillance by management.

This report is intended solely for the information and use of management and the Board of Directors of The Herzfeld Caribbean Basin Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ROTHSTEIN, KASS & COMPANY, LLP

Walnut Creek, California
July 14, 2006